EXHIBIT 4.6
Fletcher Lewis Consent

                   CONSENT OF FLETCHER LEWIS ENGINEERING, INC.


I, Fletcher Lewis hereby certify:

1) That I am a Petroleum Engineer, president of Fletcher Lewis Engineering, Inc., at 5001 North Pennsylvania, Suite 300, Oklahoma City, Oklahoma 73112.

2) That I am a Registered Professional Engineer in the states of Oklahoma and Texas, United States of America.

3) That I hold a Master of Science degree of Geology from the University of Oregon and a Master of Science degree in Petroleum Engineering from the University of Oklahoma.

4) That I have no direct or indirect interest, nor do I expect to have any direct or indirect interest in the properties or securities of Morgan Creek Energy

5) That the statements made in the Fletcher Lewis Engineering, Inc. letter of Morgan Creek Energy was based on information from publicly reported sources.

6) That the letter dated December 21, 2004, has been prepared for Morgan Creek Energy and its partners. This report may be incorporated by reference in the Registration Statement on Form SB-2 filed by Morgan Creek Energy and to the inclusion of reports as appendices to the prospectus included or incorporated by reference in the registration statement and/or as exhibits to that registration statement.

7) Fletcher Lewis Engineering, Inc. may be referenced as an expert in this Form SB-2 including the prospectus included or incorporated by reference in this Form SB-2.


Signed this day of December 31, 2004



                                             /s/ Fletcher S. Lewis, Individually
                                            ------------------------------------
                                                 Fletcher S. Lewis